                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                _______________


                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)      OCTOBER 24, 1996
                                                   ----------------------


                        MICROELECTRONIC PACKAGING, INC.
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              (Exact name of registrant as specified in charter)


        CALIFORNIA                       0-23562             94-3142624
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 (State or other jurisdiction          (Commission         (IRS Employer
       of incorporation)               File Number)      Identification No.)


  9350 TRADE PLACE, SAN DIEGO, CALIFORNIA                            92126
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(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code    (619) 530-1660
                                                      --------------


                                      N/A
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         (Former name or former address, if changed since last report.)
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Item 5.  Other Events.

          On October 24, 1996, Microelectronic Packaging, Inc. ("MPI" or the "Company") entered into subscription agreements ("Subscription Agreements") with Dusseldorf Securities Limited ("Dusseldorf") and various other offshore investors (collectively, the "Purchasers") and Loselle Greenawalt Kaplan Blair & Adler (as Escrow Agent), the form of which is attached hereto as Exhibit 10.80
                                                                         -----
and is incorporated herein by reference. Pursuant to the terms of the Subscription Agreements, MPI issued a series of convertible debentures to the Purchasers at an aggregate purchase price of U.S. $2.8 million, which Debentures have terms of one year and bear interest at the rate of 8.0% per annum. This offering was not registered under the Securities Act of 1933, as amended, pursuant to the exemption provided by Regulation S promulgated thereunder. Accrued and unpaid interest on the Debentures is due and payable in cash in quarterly installments on the first day of each fiscal quarter of the Company during the one-year term of the Debentures. The outstanding principal under the Debentures will be due and payable in full at the end of the one-year term; however, subject to certain limitations set forth below, from and after 45 days from October 23, 1996, the outstanding principal under the Debentures may be converted at each Purchaser's option into shares of the Company's Common Stock. The number of shares of the Company's Common Stock issuable to the Purchasers upon such conversion will be the amount of principal outstanding divided by the lesser of 80% of the average of the closing bid price of the Company's Common Stock as reported by Nasdaq National Market for the three (3) consecutive trading days immediately preceding the date of conversion or 110% of the closing bid price of the Company's Common Stock as reported by Nasdaq National Market on October 23, 1996. MPI also issued a warrant (the "Warrant") to Dusseldorf to purchase 75,421 shares of the Company's Common Stock. The exercise price of the Warrant is the lesser of the average price at which the Debentures are converted into the Company's Common Stock, or 110% of the closing bid price of the Company's Common Stock as reported by Nasdaq National Market on October 23, 1996. The Warrant is exercisable into shares of Common Stock commencing forty-five days after October 23, 1996, and remains exercisable until October 23, 1997. The Debentures may not be converted into shares of Common Stock if such conversion would result in the issuance by the Company of more than 19.9% of the Company's outstanding Common Stock as of October 23, 1996, including shares issued or issuable upon exercise of the Warrant (whether such Warrant has been exercised or not). The Company is required to redeem all outstanding principal amounts under the Debentures that cannot be converted (because such conversion would exceed the 19.9% limit) at 120% of such outstanding principal amount. In addition, the Company paid Dusseldorf U.S. $322,000 as a placement fee. Under current Securities and Exchange Commission regulations, such shares of the Company's Common Stock may be offered and sold in the United States trading markets at the earliest forty (40) days after the issuance of the Debentures and the Warrant.

          The existence and conversion of the Debentures and the existence and exercise of the Warrant into shares of the Company's Common Stock will significantly dilute any earnings per share amounts and significantly dilute the ownership interests of MPI's shareholders.

          For additional information, please see the Company's Press Release attached hereto as Exhibit 10.83.


Item 7.  Financial Statements and Exhibits

         (a) Financial Statements of Businesses Acquired.  None.
             -------------------------------------------

         (b) Pro Forma Financial Information.  None.
             -------------------------------

         (c) Exhibits.  The following documents are filed as exhibits to the
             --------
 report:


                                       2.
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     Exhibit No.  Description
     -----------  -----------

     10.80 Form of Offshore Securities Subscription Agreement dated October 22, 1996 by and among MPI, Purchaser and Loselle Greenawalt Kaplan Blair & Adler.

     10.81        Form of 8% Convertible Debenture issued to the Purchasers.

     10.82 Form of Common Stock Purchase Warrant dated October 22, 1995 issued by MPI to Dusseldorf Securities Limited.

     10.83        Press Release dated October 28, 1996.

                                       3.
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                                  SIGNATURES
                                  ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Microelectronic Packaging, Inc.
                              -------------------------------
                                   (Registrant)


Date:  October 28, 1996       By /s/ Denis Trafecanty
                                -----------------------------
                              Name:   Denis Trafecanty
                              Title:  Chief Financial Officer and Secretary

                                       4.
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                        Microelectronic Packaging, Inc.
                                 Exhibit Index
                                  to Form 8-K




Exhibit No.               Description
-----------               -----------

    10.80 Form of Offshore Securities Subscription Agreement dated October 22, 1996 by and among MPI, Purchaser and Loselle Greenawalt Kaplan Blair & Adler.

    10.81 Form of 8% Convertible Debenture issued to the Purchasers.

    10.82         Form of Common Stock Purchase Warrant dated
                  October 22, 1996 issued by MPI to Dusseldorf
                  Securities Limited.

    10.83         Press Release dated October 28, 1996.